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                                                                 EXHIBIT 99.14

                              E*TRADE GROUP, INC.

             STOCK PURCHASE PLAN ("SPP") - ENROLLMENT/CHANGE FORM
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                   Action                                        Complete Sections:
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SECTION 1:         [_] New Enrollment                            2, 3, 7 and sign attached Stock Purchase Agreement
                                                                         ---
ACTIONS            [_] Payroll Deduction Change                  2, 4, 7
                   [_] Terminate Payroll Deductions              2, 5, 7
                   [_] Leave of Absence                          2, 6, 7
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SECTION 2:         Name ___________________________________________________________________________________________
PERSONNEL              Last                     First                  MI                Dept.
DATA
                   Home Address___________________________________________________________________________________
                                                            Street
                       ____________________________________________________________________________________________
                       City                      State                           Zip Code

                   Social Security #: [_][_][_]-[_][_]-[_][_][_][_]
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SECTION 3:         Effective with the Purchase
NEW                Interval Beginning:                       Payroll Deduction Amount:  _____% of base salary*
ENROLLMENT         [_] February 1, 199__
                   [_] August 1, 199__                       * Must be a multiple of 1% up to a maximum of 10% of
                   [_] Initial Offering Period -- ____199__    base salary
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SECTION 4:         Effective with the                        I authorize the following new level of payroll
PAYROLL            Pay Period Beginning ___________________  deduction: ____% of base salary*
DEDUCTION                               Month, Day and Year
CHANGE                                                       * Must be a multiple of 1% up to a maximum of 10% of
                                                               base salary

                   NOTE:   You may reduce your rate of payroll deductions once per six-month purchase interval to become effective as soon as possible following the filing of the change form. You may also increase your rate of payroll deductions to become effective as of the start date of the next six-month purchase interval.
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SECTION 5:        Effective with the                         Your election to terminate your payroll deductions
TERMINATE         Pay Period Beginning: ____________________ for the balance of the offering period cannot be
PAYROLL                                 Month, Day and Year  changed, and you may not rejoin the offering period
DEDUCTIONS                                                   at a later date.  You will not be able to resume
                                                             participation in the SPP until a new offering
                                                             period begins.

                In connection with my voluntary termination of payroll deductions, I elect the following action regarding my SPP payroll deductions to date in the current six-month purchase interval:

                [_] Purchase shares of E*TRADE Group, Inc. at end of the interval

                                       OR

                [_] Refund SPP payroll deductions collected

                NOTE:  If your employment terminates for any reason or your eligibility status changes (greater
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                       than 20 hrs/wk or greater than 5 months/yr), you will immediately cease to participate in the SPP, and your SPP payroll deductions collected in that six-month purchase interval will automatically be refunded to you.
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SECTION 6:      In connection with an approved leave of absence, I elect the following
LEAVE OF        action regarding my SPP payroll deductions to date in the current six-month purchase interval:
ABSENCE
                [_] Purchase shares of E*TRADE Group, Inc. at end of the interval

                                  OR

                [_] Refund SPP payroll deductions collected

                NOTE:  If you take an unpaid leave of absence, your payroll deductions will immediately cease.
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                Upon your return to active service, your payroll deductions will automatically resume at the rate in effect for you at the time you went on leave.
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SECTION 7:
AUTHORIZATION   I hereby authorize the specific action or actions indicated above.


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                       Date                                 Signature of Associate
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